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                      Securities and Exchange Commission


                            Washington, D.C. 20549



                                   FORM 8-K



             Current Report Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


      Date of Report (Date of Earliest Event Reported): October 19, 2001


                               eDiets.com, Inc.
            ------------------------------------------------------
            (Exact name of Registrant as specified in its charter)


                                    0-30559
            ------------------------------------------------------
                            Commission File Number

           Delaware                                            56-0952883
 -----------------------------                              ---------------
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                             Identification No.)



                          3801 W. Hillsboro Boulevard
                          Deerfield Beach, Florida            33442
           --------------------------------------------------------
                 (Address of Principal Executive Offices)  (Zip Code)



                                (954) 360-9022
                    ---------------------------------------
             (Registrant's Telephone number, including area code)
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Item 2.  Acquisition or Disposition of Assets.

        On October 19, 2001, eDiets.com, Inc., a Delaware corporation (the "Company") acquired all of the issued and outstanding shares of capital stock of DietSmart, Inc., a Delaware corporation ("DietSmart") pursuant to the Agreement and Plan of Merger dated as of October 1, 2001 ("Merger Agreement"), by and among the Company, DietSmart Acquisition Corp., a Delaware corporation a direct, wholly-owed subsidiary of the Company ("Newco"), DietSmart, David R. Humble, the Company's Chairman, Chief Executive Officer and principal stockholder, and Tamara L. Totah, DietSmart's Chief Executive Officer ("Totah"), Carlos M. Lopez-Ona, DietSmart's Chief Financial Officer ("Lopez-Ona") and Andrew G. Smith, the President of DietSmart ("Smith"). Pursuant to the Merger Agreement, DietSmart was merged with and into Newco ("Merger") with Newco continuing as the surviving corporation, with its name changed to "DietSmart, Inc." and becoming a direct, wholly-owned subsidiary of the Company.

        Upon consummation of the Merger, each holder of (1) DietSmart Common Stock, (2) Preferred Stock, and (3) certain DietSmart stock options was entitled to receive 0.1657105 shares of the Company's Common Stock and $0.207138 in cash for each share of DietSmart Common Stock, Preferred Stock or stock options owned, for an aggregate Merger consideration of 2,000,000 shares of the Company's Common Stock ("Share Consideration") and $2.5 million of cash. The cash consideration ("Cash Consideration") is payable in five equal installments with a quarterly compounded interest rate of 6%. The first payment of Cash Consideration is due upon the surrender of the DietSmart stock certificates to the exchange agent, the second payment is due April 30, 2002, the third payment is due July 30, 2002, the fourth payment is due October 30, 2002 and the final payment is due January 30, 2003.

        Totah and Lopez-Ona, the owners of all of the outstanding shares of DietSmart Common Stock, owned in the aggregate approximately 68% of DietSmart's voting securities. In connection with the Merger, Totah became entitled to receive, in exchange for her DietSmart Common Stock and options, $933,783 of Cash Consideration due to the DietSmart stockholders and 747,016 shares of the Share Consideration. Upon the Closing, she entered into a three-year employment agreement with the Company under which she serves as the Company's President and a member of the Board of Directors. She received a grant of 150,000 stock options vesting over a period of two years exercisable at a price of $1.23 per share. Mr. Lopez-Ona became entitled to receive, in exchange for his DietSmart Common Stock and options, $479,078 of Cash Consideration and 383,262 shares of the Share Consideration. He entered into a three year employment agreement serving as an Executive Vice President prior to relocation to Florida and Chief Operating Officer after relocation. He also received 150,000 stock options on the same terms as Ms. Totah. Mr. Smith became entitled to receive, in exchange for his stock options, $350,876 of cash proceeds and 280,701 of the Company's Common Stock. He also entered into an employment agreement under which he serves as the Company's Executive Vice President-Marketing and was granted 150,000 stock options on the same terms as Ms. Totah and Mr. Lopez-Ona.

        In the event that the Merger is not treated as a tax-free reorganization by the Internal Revenue Service, the Company has agreed to loan to each of Totah and Lopez-Ona the amount of any federal income tax recognized by each of them based on the receipt of the Company's Common Stock pursuant to the Merger.

                                       2
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        $100,000 of the initial Cash Consideration payment of $500,000 was, and
$100,000 of each remaining $500,000 Cash Consideration installment payments of cash consideration will be delivered into an escrow account and the Company will retain 10,000 shares of Common Stock that would otherwise be deliverable to each of Totah, Lopez-Ona and Smith until the final disposition of a pending litigation between DietSmart and a third party.

        At the Closing, the Company entered into a Registration Rights Agreement with all of the holders of DietSmart's voting securities, except Totah, Lopez-Ona and Smith, under which the Company agreed to file a registration statement on or prior to April 30, 2002 for the registration of all of the Share Consideration issued to the DietSmart stockholders and to use its best efforts to cause the registration statement to become effective to permit the public trading of the Company's securities by the DietSmart stockholders. In addition to executing the Registration Rights Agreement, the Company has agreed to provide certain piggyback registration rights to all DietSmart stockholders, including Totah, Lopez-Ona and Smith, on or after the first anniversary date of the Merger.

        The Company funded the initial cash portion of the merger consideration delivered to Totah, Lopez-Ona, Smith and certain stock option holders at the Closing and to the escrow account out of its available cash on hand. Through the Merger, the Company acquired certain equipment and properties owned or leased by DietSmart, including network servers, computers and software. This property was used in the operation of DietSmart's business, which was as an online weight-loss service that provided its customers with custom-tailored diet and fitness programs for a fee. The Company intends to continue to use such property in its similar business.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this Current Report on form 8-K, other than historical information, may include forward-looking statements. Words such as "may," "will," "expect," "anticipate," "believe," "estimate," "plan," "intend" and similar expressions in this report identify forward-looking statements. The forward-looking statements are based on current views with respect to future events and financial performance. Actual results may differ materially from those projected in the forward-looking statements. The forward-looking statements are subject to risks, uncertainties and assumptions, including, among other things:

- risks associated with the Company's ability to meet the Company's financial obligations;

-   risks associated with the relative success of marketing and advertising;

- risks associated with the continued attractiveness of the Company's diets and fitness programs;

- competition, including price competition and competition with self-help weight loss and medical programs; and

- adverse results in litigation and regulatory matters, more aggressive enforcement of existing legislation or regulations or a change in the interpretation of existing legislation or regulations; and

-   promulgation of new or enhanced legislation or regulations;

Item 7.  Financial Statements and Exhibits.

        (a)   Financial Statements of Business Acquired:

              See Exhibit 99.1 attached hereto for the audited financial statements of DietSmart as of and for the year ended June 30, 2001.

              See Exhibit 99.2 attached hereto for audited financial statements of DietSmart as of and for the year ended June 30, 2000.

        (b)   Pro Forma Financial Information:

              See Exhibit 99.3 attached hereto for Pro Forma Financial Information giving effect to the acquisition of DietSmart.

        (c)   Exhibits

Exhibit No.

2.1 Agreement and Plan of Merger, dated October 1, 2001 by and among eDiets.com, Inc., DietSmart Acquisition Corp., David R. Humble, DietSmart, Inc., Tamara L. Totah, Carlos M. Lopez-Ona and Andrew G. Smith. (1)

4.1 Registration Rights Agreement, dated October 19, 2001 by and among eDiets.com, Inc., Tamara L. Totah, Carlos Lopez-Ona and Andrew G. Smith.

                                       3
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10.1    Indemnification Escrow Agreement, dated October 19, 2001 by and among
        eDiets.com, Inc., DietSmart Acquisition Corp., Tamara L. Totah, Carlos
        M. Lopez-Ona and Andrew G. Smith.

10.2 Employment Agreement dated October 19, 2001 between eDiets.com, Inc. and Tamara L. Totah.

10.3 Employment Agreement dated October 19, 2001 between eDiets.com, Inc. and Carlos M. Lopez-Ona.

10.4 Employment Agreement dated October 19, 2001 between eDiets.com, Inc. and Andrew G. Smith.

10.5 Tax Liability Letter Agreement dated October 19, 2001 among eDiets.com, Inc., Tamara L. Totah and Carlos M. Lopez-Ona.


99.1 Audited Financial Statements of DietSmart, Inc. as of and for the year ended June 30, 2001.

99.2 Audited Financial Statements of DietSmart, Inc. as of and for the year ended June 30, 2000.

99.3 Pro Forma Financial Information giving effect to the acquisition of DietSmart, Inc.

______________________________
(1) This Exhibit was previously filed with the Company's current report on Form 8-K dated October 1, 2001.


                                    SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused and authorized this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated: November 2, 2001

                                    eDiets.com, Inc.

                                    By: /s/ Robert T. Hamilton
                                        ----------------------------------------
                                        Robert T. Hamilton, Chief Financial
                                        Officer

                                       4
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                                 Exhibit Index

Exhibit No.                Exhibit Description
-----------                -------------------

4.1 Registration Rights Agreement, dated October 19, 2001 by and among eDiets.com, Inc., Tamara L. Totah, Carlos Lopez-Ona and Andrew G. Smith.

10.1 Indemnification Escrow Agreement, dated October 19, 2001 by and among eDiets.com, Inc., DietSmart Acquisition Corp., Tamara L. Totah, Carlos M. Lopez-Ona and Andrew G. Smith.

10.2 Employment Agreement dated October 19, 2001 between eDiets.com, Inc. and Tamara L. Totah.

10.3 Employment Agreement dated October 19, 2001 between eDiets.com, Inc. and Carlos M. Lopez-Ona.

10.4 Employment Agreement dated October 19, 2001 between eDiets.com, Inc. and Andrew G. Smith.

10.5 Tax Liability Letter Agreement dated October 19, 2001 among eDiets.com, Inc., Tamara L. Totah and Carlos M. Lopez-Ona.


99.1 Audited Financial Statements of DietSmart, Inc. as of and for the year ended June 30, 2001.

99.2 Audited Financial Statements of DietSmart, Inc. as of and for the year ended June 30, 2000.

99.3 Pro Forma Financial Information giving effect to the acquisition of DietSmart, Inc.